Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Third Quarter 2023

RICHMOND, Va. (November 7, 2023) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the third quarter ended September 30, 2023.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Nine Months Ended September 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change

Net income	$58,512	$59,146	(1.1%)	$156,724	$142,493	10.0%
Net income per share	$0.26	$0.26	0.0%	$0.68	$0.62	9.7%

Operating income	$76,295	$75,410	1.2%	$208,571	$188,990	10.4%
Operating margin %	21.3%	22.1%	(80 bps)	20.2%	20.1%	10 bps

Adjusted EBITDAre	$121,927	$118,895	2.6%	$346,359	$323,401	7.1%
Comparable Hotels Adjusted Hotel EBITDA	$132,161	$131,111	0.8%	$381,551	$359,649	6.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	37.1%	38.2%	(110 bps)	37.2%	38.1%	(90 bps)
Modified funds from operations (MFFO)	$104,139	$102,627	1.5%	$294,497	$276,890	6.4%
MFFO per share	$0.45	$0.45	0.0%	$1.29	$1.21	6.6%

Average Daily Rate (ADR) (Actual)	$159.36	$157.91	0.9%	$157.61	$150.02	5.1%
Occupancy (Actual)	77.1%	75.7%	1.8%	75.8%	73.6%	3.0%
Revenue Per Available Room (RevPAR) (Actual)	$122.91	$119.52	2.8%	$119.48	$110.40	8.2%

Comparable Hotels ADR	$159.36	$157.65	1.1%	$157.54	$149.98	5.0%
Comparable Hotels Occupancy	77.1%	75.7%	1.8%	75.8%	73.5%	3.1%
Comparable Hotels RevPAR	$122.91	$119.31	3.0%	$119.34	$110.23	8.3%

Distributions paid	$54,837	$38,830	41.2%	$183,119	$86,792	111.0%
Distributions paid per share	$0.24	$0.17	41.2%	$0.80	$0.38	110.5%

Cash and cash equivalents	$35,366
Total debt outstanding	$1,380,247
Total debt outstanding, net of cash and cash equivalents	$1,344,881
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	27.7%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $15.34 on September 30, 2023.

Comparable Hotels is defined as the 220 hotels owned by the Company as of September 30, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Performance across our portfolio remained strong during the quarter, and we are pleased to report Comparable Hotels RevPAR growth of 3% as compared to the third quarter of 2022, driven by improvements in Comparable Hotels occupancy of 2% and ADR of 1%. Comparable Hotels RevPAR was up more than 7% relative to the third quarter of 2019, our highest quarterly Comparable Hotels RevPAR growth relative to 2019 since the onset of the pandemic, with Comparable Hotels occupancy still below pre-pandemic levels. Through strategic asset management, our efficient operating model and continued strength in ADR, we were able to achieve strong margins during the quarter, despite continued inflationary and wage pressures."

Mr. Knight continued, “Our strategy of investing in a broadly diversified portfolio of high-quality, rooms-focused hotels with low leverage has been tested across economic cycles and consistently yielded compelling results for our investors. Our outperformance since the onset of the pandemic has enabled us to maintain the strength and flexibility of our balance sheet, positioning us to be acquisitive within the current transaction environment. We are pleased to have acquired four hotels since the beginning of this year and have three additional hotels under contract for purchase. We continue to underwrite numerous potential opportunities and remain intently focused on maximizing total returns for our shareholders through strong operating fundamentals and strategic portfolio growth."

Hotel Portfolio Overview

As of September 30, 2023, Apple Hospitality owned 220 hotels with an aggregate of 28,929 guest rooms located in 87 markets throughout 37 states.

Third Quarter 2023 Highlights

•
Strong operating performance: For the third quarter 2023, Comparable Hotels RevPAR was $123, a 3% increase over third quarter 2022; Comparable Hotels ADR was $159, a 1% increase over third quarter 2022; and Comparable Hotels Occupancy was 77%, a 2% increase over third quarter 2022. Comparable Hotels Occupancy, ADR and RevPAR exceeded industry averages as reported by STR. Based on preliminary results for the Company's portfolio for the month of October 2023, Comparable Hotels Occupancy was approximately 78%, in line with October 2022, with growth in Comparable Hotels ADR as compared to October 2022.
•
Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $132 million, a 1% improvement over third quarter 2022. The Company achieved Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 37%, down 110 bps to third quarter 2022.
•
Acquisition activity: In October 2023, the Company acquired three hotels and a parking garage for a combined total purchase price of approximately $147 million. The Company currently has three additional hotels under contract for purchase for an anticipated combined gross purchase price of approximately $212 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At September 30, 2023, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 28%.
•
Monthly distributions: During the three months ended September 30, 2023, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $16.86 on November 3, 2023, the current annualized monthly cash distribution of $0.96 per common share represents an annual yield of approximately 5.7%.

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The Company is providing monthly performance detail for its Comparable Hotels with comparisons to the respective periods of 2022. As a result of the industry's general recovery from the impact of COVID-19 on hotel operations, the Company, beginning with its second quarter 2023 earnings release, has generally transitioned away from comparisons to 2019. The following table highlights the Company’s Comparable Hotels monthly performance during the third quarter of 2023 as compared to the third quarter of 2022 (in thousands, except statistical data):

									% Change
	July	August	September		July	August	September		July	August	September
	2023	2023	2023	Q3 2023	2022	2022	2022	Q3 2022	2022	2022	2022	Q3 2022
ADR (Comparable Hotels)	$164.49	$156.38	$157.07	$159.36	$161.42	$154.96	$156.42	$157.65	1.9%	0.9%	0.4%	1.1%
Occupancy (Comparable Hotels)	77.6%	76.5%	77.3%	77.1%	77.0%	74.8%	75.3%	75.7%	0.8%	2.3%	2.7%	1.8%
RevPAR (Comparable Hotels)	$127.57	$119.66	$121.45	$122.91	$124.28	$115.83	$117.76	$119.31	2.6%	3.3%	3.1%	3.0%
Operating income (Actual)	$28,216	$23,361	$24,718	$76,295	$30,073	$21,623	$23,714	$75,410	(6.2%)	8.0%	4.2%	1.2%
Adjusted Hotel EBITDA (Actual) (1)	$47,653	$41,799	$42,709	$132,161	$48,444	$40,101	$40,621	$129,166	(1.6%)	4.2%	5.1%	2.3%
Comparable Hotels Adjusted Hotel EBITDA (2)	$47,654	$41,799	$42,708	$132,161	$49,043	$41,101	$40,967	$131,111	(2.8%)	1.7%	4.2%	0.8%

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 220 hotels owned by the Company as of September 30, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Acquisitions

As previously announced, since the beginning of 2023, the Company has acquired four hotels and a parking garage for a combined total purchase price of approximately $178 million. The acquisitions include the following:

•
In June 2023, the Company acquired the 154-room Courtyard by Marriott Cleveland University Circle for a total purchase price of approximately $31.0 million, or $201,000 per key.
•
In October 2023, the Company acquired the 175-room Courtyard by Marriott Salt Lake City Downtown for approximately $48.1 million, or $275,000 per key.
•
In October 2023, the Company acquired the 159-room Hyatt House Salt Lake City/Downtown for approximately $34.3 million, or $215,000 per key.
•
In October 2023, the Company acquired a 346-space parking garage for approximately $9.1 million, which serves the two Salt Lake City hotels as well as the surrounding area.
•
In October 2023, the Company acquired the 146-room Residence Inn by Marriott Seattle South/Renton for approximately $55.5 million, or $380,000 per key.

Contracts for Potential Acquisitions

As previously announced, the Company currently has three additional hotels under contract for purchase for a combined total anticipated gross purchase price of approximately $212 million. The hotels currently under contract for purchase include:

•
The 192-room Embassy Suites by Hilton South Jordan Salt Lake City for a total purchase price of approximately $36.8 million, or $191,000 per key, which the Company anticipates acquiring during the fourth quarter 2023.

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•
An Embassy Suites by Hilton currently under development in downtown Madison, Wisconsin, for an anticipated total purchase price of approximately $78.6 million with an expected 260 rooms, which the Company anticipates acquiring in mid-2024 following completion of construction.
•
A Motto by Hilton to be developed in downtown Nashville, Tennessee, for an anticipated total purchase price of approximately $96.7 million with an expected 256 rooms, which the Company anticipates acquiring in 2025 following completion of construction.

There are many conditions to closing on each of these hotels that have not yet been satisfied, and there can be no assurance that closings on these hotels will occur under the outstanding purchase contracts.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the nine months ended September 30, 2023, the Company invested approximately $42 million in capital expenditures. The Company anticipates investing approximately $70 million to $80 million in capital improvements during 2023, which includes comprehensive renovation projects for approximately 20 to 25 hotels.

Balance Sheet and Liquidity

Summary

As of September 30, 2023, the Company had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.3%, cash on hand of approximately $35 million and availability under its revolving credit facility of approximately $650 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of September 30, 2023, was comprised of approximately $285 million in property-level debt secured by 15 hotels and approximately $1.1 billion outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of September 30, 2023, was 205. The Company’s total debt to total capitalization, net of cash and cash equivalents at September 30, 2023, was approximately 28%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. On July 19, 2023, the Company entered into an amendment of its $225 million term loan facility, which extended the maturity date of the existing $50 million term loan by two years to August 2, 2025. As of September 30, 2023, the Company’s weighted-average debt maturities were 4.0 years.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the nine months ended September 30, 2023, the Company purchased, under its Share Repurchase Program, approximately 0.5 million of its common shares at a weighted-average market purchase price of approximately $14.34 per common share, for an aggregate purchase price of approximately $7 million. Shares were repurchased in open market transactions under the Share Repurchase Program, including pursuant to written trading plans intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. As of September 30, 2023, the Company had approximately $335 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of September 30, 2023, the Company had approximately $224 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM program during the nine months ended September 30, 2023.

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Shareholder Distributions

During the three months ended September 30, 2023, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $16.86 on November 3, 2023, the current annualized monthly cash distribution of $0.96 per common share represents an annual yield of approximately 5.7%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Updated 2023 Outlook

The Company is updating its operational and financial outlook for 2023. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to previously provided 2023 guidance, the Company is adjusting: Net income by increasing the low end of the range by $4 million and decreasing the high end of the range by $13 million; Comparable Hotels RevPAR Change, which is the change in Comparable Hotels RevPAR in 2023 compared to 2022, by narrowing the range and increasing the midpoint of the range by 50 bps; Comparable Hotels Adjusted Hotel EBITDA Margin % by maintaining the low end and decreasing the high end of the range by 70 bps; and Adjusted EBITDAre by decreasing the high end of the range by $12 million while increasing the low end of the range by $5 million. The reduction in the midpoint of the Company's guidance for Net Income and Adjusted EBITDAre is primarily a result of slightly higher than anticipated operating costs. Comparable Hotels RevPAR Change guidance and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired and announced for acquisition by year-end 2023 as if the hotels were owned as of January 1, 2022, exclude dispositions and assets held for sale since January 1, 2022, and exclude one non-hotel property leased to third parties. For the full year 2023, the Company anticipates its 2023 results will be in the following range:

	Updated 2023 Guidance(1)
	Low-End	High-End
Net income	$167 Million	$189 Million
Comparable Hotels RevPAR Change	5.5%	7.5%
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.4%	36.3%
Adjusted EBITDAre	$423 Million	$440 Million
Capital expenditures	$70 Million	$80 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

Third Quarter 2023 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Wednesday, November 8, 2023. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on November 8, 2023, through 11:59 p.m. Eastern Time on November 22, 2023. To access the replay,

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the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13740906. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 223 hotels with more than 29,400 guest rooms located in 87 markets throughout 37 states as well as one property leased to third parties. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 99 Marriott-branded hotels, 119 Hilton-branded hotels and five Hyatt-branded hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism, travel-related health concerns, including COVID-19 or other widespread

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outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,629,340 and $1,492,097, respectively	$4,548,787	$4,610,962
Cash and cash equivalents	35,366	4,077
Restricted cash-furniture, fixtures and other escrows	33,697	39,435
Due from third-party managers, net	60,801	43,331
Other assets, net	85,391	74,909
Total Assets	$4,764,042	$4,772,714

Liabilities
Debt, net	$1,373,268	$1,366,249
Finance lease liabilities	111,943	112,006
Accounts payable and other liabilities	104,920	116,064
Total Liabilities	1,590,131	1,594,319

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 228,807,202 and 228,644,861 shares, respectively	4,580,193	4,577,022
Accumulated other comprehensive income	37,411	36,881
Distributions greater than net income	(1,443,693)	(1,435,508)
Total Shareholders' Equity	3,173,911	3,178,395

Total Liabilities and Shareholders' Equity	$4,764,042	$4,772,714

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Room	$327,121	$315,940	$943,684	$866,286
Food and beverage	13,576	11,870	42,032	32,353
Other	17,563	13,340	45,628	40,657
Total revenue	358,260	341,150	1,031,344	939,296

Expenses:
Hotel operating expense:
Operating	85,829	81,320	249,403	221,715
Hotel administrative	29,172	27,516	85,933	78,711
Sales and marketing	30,770	28,533	89,406	78,494
Utilities	13,797	13,383	36,271	34,226
Repair and maintenance	16,336	15,632	48,452	43,468
Franchise fees	15,895	14,949	45,407	41,015
Management fees	11,911	11,734	34,516	31,955
Total hotel operating expense	203,710	193,067	589,388	529,584
Property taxes, insurance and other	21,678	19,052	61,347	56,510
General and administrative	11,079	10,271	34,640	30,216
Depreciation and amortization	45,498	45,135	137,398	135,781
Total expense	281,965	267,525	822,773	752,091

Gain on sale of real estate	-	1,785	-	1,785

Operating income	76,295	75,410	208,571	188,990

Interest and other expense, net	(17,470)	(14,933)	(50,973)	(44,785)

Income before income taxes	58,825	60,477	157,598	144,205

Income tax expense	(313)	(1,331)	(874)	(1,712)

Net income	$58,512	$59,146	$156,724	$142,493

Other comprehensive income:
Interest rate derivatives	1,412	16,024	530	53,862

Comprehensive income	$59,924	$75,170	$157,254	$196,355

Basic and diluted net income per common share	$0.26	$0.26	$0.68	$0.62

Weighted average common shares outstanding - basic and diluted	228,877	228,991	229,103	228,992

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			% Change			% Change
	2023	2022	2022	2023	2022	2022
Operating income (Actual)	$76,295	$75,410	1.2%	$208,571	$188,990	10.4%
Operating margin % (Actual)	21.3%	22.1%	(80 bps)	20.2%	20.1%	10 bps

Comparable Hotels Total Revenue	$356,248	$342,913	3.9%	$1,026,907	$944,641	8.7%
Comparable Hotels Total Operating Expenses	224,087	211,802	5.8%	645,356	584,992	10.3%
Comparable Hotels Adjusted Hotel EBITDA	$132,161	$131,111	0.8%	$381,551	$359,649	6.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	37.1%	38.2%	(110 bps)	37.2%	38.1%	(90 bps)

ADR (Comparable Hotels)	$159.36	$157.65	1.1%	$157.54	$149.98	5.0%
Occupancy (Comparable Hotels)	77.1%	75.7%	1.8%	75.8%	73.5%	3.1%
RevPAR (Comparable Hotels)	$122.91	$119.31	3.0%	$119.34	$110.23	8.3%

ADR (Actual)	$159.36	$157.91	0.9%	$157.61	$150.02	5.1%
Occupancy (Actual)	77.1%	75.7%	1.8%	75.8%	73.6%	3.0%
RevPAR (Actual)	$122.91	$119.52	2.8%	$119.48	$110.40	8.2%

Reconciliation to Actual Results

Total Revenue (Actual)	$358,260	$341,150		$1,031,344	$939,296
Revenue from acquisitions prior to ownership	-	6,426		3,298	16,910
Revenue from dispositions	-	(454)		-	(1,617)
Revenue from non-hotel property	(2,012)	(4,209)		(7,735)	(9,948)
Comparable Hotels Total Revenue	$356,248	$342,913		$1,026,907	$944,641

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$132,161	$129,166		$380,154	$353,617
AHEBITDA from acquisitions prior to ownership	-	2,639		823	6,509
AHEBITDA from dispositions	-	(77)		-	(459)
AHEBITDA from non-hotel property (2)	-	(617)		574	(18)
Comparable Hotels AHEBITDA	$132,161	$131,111		$381,551	$359,649

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, for the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York prior to its lease to a third-party hotel operator for all hotel operations in the first half of 2023.

Note: Comparable Hotels is defined as the 220 hotels owned by the Company as of September 30, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Operating income (Actual)	$32,835	$80,745	$75,410	$17,488	$49,247	$83,029	$76,295
Operating margin % (Actual)	12.6%	23.9%	22.1%	5.8%	15.8%	23.0%	21.3%

Comparable Hotels Total Revenue	$261,854	$339,874	$342,913	$296,628	$310,009	$360,650	$356,248
Comparable Hotels Total Operating Expenses	172,230	200,960	211,802	195,379	202,277	218,992	224,087
Comparable Hotels Adjusted Hotel EBITDA	$89,624	$138,914	$131,111	$101,249	$107,732	$141,658	$132,161
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.2%	40.9%	38.2%	34.1%	34.8%	39.3%	37.1%

ADR (Comparable Hotels)	$137.12	$153.39	$157.65	$146.34	$152.02	$160.75	$159.36
Occupancy (Comparable Hotels)	66.9%	77.8%	75.7%	69.6%	71.9%	78.2%	77.1%
RevPAR (Comparable Hotels)	$91.79	$119.28	$119.31	$101.84	$109.31	$125.64	$122.91

ADR (Actual)	$137.03	$153.35	$157.91	$147.30	$152.01	$160.98	$159.36
Occupancy (Actual)	67.1%	77.9%	75.7%	69.7%	72.0%	78.2%	77.1%
RevPAR (Actual)	$91.98	$119.41	$119.52	$102.71	$109.46	$125.96	$122.91

Reconciliation to Actual Results

Total Revenue (Actual)	$260,478	$337,668	$341,150	$299,121	$311,454	$361,630	$358,260
Revenue from acquisitions prior to ownership	3,821	6,663	6,426	2,893	1,398	1,900	-
Revenue from dispositions	(500)	(663)	(454)	-	-	-	-
Revenue from non-hotel property	(1,945)	(3,794)	(4,209)	(5,386)	(2,843)	(2,880)	(2,012)
Comparable Hotels Total Revenue	$261,854	$339,874	$342,913	$296,628	$310,009	$360,650	$356,248

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244	$132,161
AHEBITDA from acquisitions prior to ownership	910	2,960	2,639	1,007	187	636	-
AHEBITDA from dispositions	(143)	(239)	(77)	(169)	-	-	-
AHEBITDA from non-hotel property (2)	921	(322)	(617)	(1,551)	796	(222)	-
Comparable Hotels AHEBITDA	$89,624	$138,914	$131,111	$101,249	$107,732	$141,658	$132,161

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, for the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York prior to its lease to a third-party hotel operator for all hotel operations in the first half of 2023.

Note: Comparable Hotels is defined as the 220 hotels owned by the Company as of September 30, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			% Change			% Change
	2023	2022	2022	2023	2022	2022
Operating income (Actual)	$76,295	$75,410	1.2%	$208,571	$188,990	10.4%
Operating margin % (Actual)	21.3%	22.1%	(80 bps)	20.2%	20.1%	10 bps

Same Store Hotels Total Revenue	$349,519	$336,487	3.9%	$1,008,320	$927,731	8.7%
Same Store Hotels Total Operating Expenses	220,367	208,015	5.9%	634,352	574,591	10.4%
Same Store Hotels Adjusted Hotel EBITDA	$129,152	$128,472	0.5%	$373,968	$353,140	5.9%
Same Store Hotels Adjusted Hotel EBITDA Margin %	37.0%	38.2%	(120 bps)	37.1%	38.1%	(100 bps)

ADR (Same Store Hotels)	$158.92	$157.34	1.0%	$157.16	$149.67	5.0%
Occupancy (Same Store Hotels)	77.2%	75.7%	2.0%	75.8%	73.6%	3.0%
RevPAR (Same Store Hotels)	$122.64	$119.08	3.0%	$119.18	$110.15	8.2%

ADR (Actual)	$159.36	$157.91	0.9%	$157.61	$150.02	5.1%
Occupancy (Actual)	77.1%	75.7%	1.8%	75.8%	73.6%	3.0%
RevPAR (Actual)	$122.91	$119.52	2.8%	$119.48	$110.40	8.2%

Reconciliation to Actual Results

Total Revenue (Actual)	$358,260	$341,150		$1,031,344	$939,296
Revenue from acquisitions	(6,729)	-		(15,289)	-
Revenue from dispositions	-	(454)		-	(1,617)
Revenue from non-hotel property	(2,012)	(4,209)		(7,735)	(9,948)
Same Store Hotels Total Revenue	$349,519	$336,487		$1,008,320	$927,731

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$132,161	$129,166		$380,154	$353,617
AHEBITDA from acquisitions	(3,009)	-		(6,760)	-
AHEBITDA from dispositions	-	(77)		-	(459)
AHEBITDA from non-hotel property (2)	-	(617)		574	(18)
Same Store Hotels AHEBITDA	$129,152	$128,472		$373,968	$353,140

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, for the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York prior to its lease to a third-party hotel operator for all hotel operations in the first half of 2023.

Note: Same Store Hotels is defined as the 217 hotels owned by the Company as of January 1, 2022, and during the entirety of the periods being compared, and excludes one non-hotel property leased to third parties. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Operating income (Actual)	$32,835	$80,745	$75,410	$17,488	$49,247	$83,029	$76,295
Operating margin % (Actual)	12.6%	23.9%	22.1%	5.8%	15.8%	23.0%	21.3%

Same Store Hotels Total Revenue	$258,033	$333,211	$336,487	$291,368	$305,320	$353,481	$349,519
Same Store Hotels Total Operating Expenses	169,319	197,257	208,015	192,312	198,834	215,151	220,367
Same Store Hotels Adjusted Hotel EBITDA	$88,714	$135,954	$128,472	$99,056	$106,486	$138,330	$129,152
Same Store Hotels Adjusted Hotel EBITDA Margin %	34.4%	40.8%	38.2%	34.0%	34.9%	39.1%	37.0%

ADR (Same Store Hotels)	$137.01	$152.92	$157.34	$146.02	$151.99	$160.11	$158.92
Occupancy (Same Store Hotels)	67.2%	77.8%	75.7%	69.7%	72.0%	78.2%	77.2%
RevPAR (Same Store Hotels)	$92.03	$119.04	$119.08	$101.76	$109.51	$125.24	$122.64

ADR (Actual)	$137.03	$153.35	$157.91	$147.30	$152.01	$160.98	$159.36
Occupancy (Actual)	67.1%	77.9%	75.7%	69.7%	72.0%	78.2%	77.1%
RevPAR (Actual)	$91.98	$119.41	$119.52	$102.71	$109.46	$125.96	$122.91

Reconciliation to Actual Results

Total Revenue (Actual)	$260,478	$337,668	$341,150	$299,121	$311,454	$361,630	$358,260
Revenue from acquisitions	-	-	-	(2,367)	(3,291)	(5,269)	(6,729)
Revenue from dispositions	(500)	(663)	(454)	-	-	-	-
Revenue from non-hotel property	(1,945)	(3,794)	(4,209)	(5,386)	(2,843)	(2,880)	(2,012)
Same Store Hotels Total Revenue	$258,033	$333,211	$336,487	$291,368	$305,320	$353,481	$349,519

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244	$132,161
AHEBITDA from acquisitions	-	-	-	(1,186)	(1,059)	(2,692)	(3,009)
AHEBITDA from dispositions	(143)	(239)	(77)	(169)	-	-	-
AHEBITDA from non-hotel property (2)	921	(322)	(617)	(1,551)	796	(222)	-
Same Store Hotels AHEBITDA	$88,714	$135,954	$128,472	$99,056	$106,486	$138,330	$129,152

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, for the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York prior to its lease to a third-party hotel operator for all hotel operations in the first half of 2023.

Note: Same Store Hotels is defined as the 217 hotels owned by the Company as of January 1, 2022, and during the entirety of the periods being compared, and excludes one non-hotel property leased to third parties. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from its non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2022 and 2023:

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income	$18,002	$65,345	$59,146	$2,312	$32,923	$65,289	$58,512
Depreciation and amortization	45,324	45,322	45,135	45,916	45,906	45,994	45,498
Amortization of favorable and unfavorable operating leases, net	99	103	97	97	97	85	99
Interest and other expense, net	14,654	15,198	14,933	14,948	16,004	17,499	17,470
Income tax expense	179	202	1,331	228	320	241	313
EBITDA	78,258	126,170	120,642	63,501	95,250	129,108	121,892
Gain on sale of real estate	-	-	(1,785)	-	-	-	-
Loss on impairment of depreciable real estate assets	-	-	-	26,175	-	-	-
EBITDAre	78,258	126,170	118,857	89,676	95,250	129,108	121,892
Non-cash straight-line operating ground lease expense	40	38	38	38	38	36	35
Adjusted EBITDAre	78,298	126,208	118,895	89,714	95,288	129,144	121,927
General and administrative expense	9,638	10,307	10,271	12,248	11,461	12,100	11,079
Adjusted EBITDAre from non-hotel property (1)	-	-	-	-	-	-	(845)
Adjusted Hotel EBITDA	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244	$132,161
(1)
Non-hotel property only includes the results of one hotel in New York, New York that is leased to a third-party hotel operator. This property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA starting in the second half of 2023.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$58,512	$59,146	$156,724	$142,493
Depreciation of real estate owned	44,734	44,372	135,105	133,489
Gain on sale of real estate	-	(1,785)	-	(1,785)
Funds from operations	103,246	101,733	291,829	274,197
Amortization of finance ground lease assets	759	759	2,278	2,278
Amortization of favorable and unfavorable operating leases, net	99	97	281	299
Non-cash straight-line operating ground lease expense	35	38	109	116
Modified funds from operations	$104,139	$102,627	$294,497	$276,890

Page | 15

Apple Hospitality REIT, Inc.

2023 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2023:

	Year Ending December 31, 2023
	Low-End	High-End
Net income	$166,973	$188,773
Depreciation and amortization	184,000	181,000
Amortization of favorable and unfavorable leases, net	405	405
Interest and other expense, net	71,000	69,000
Income tax expense	700	1,100
EBITDA and EBITDAre	$423,078	$440,278
Non-cash straight-line operating ground lease expense	145	145
Adjusted EBITDAre	$423,223	$440,423
General and administrative expense	40,000	45,000
AEBITDAre from non-hotel property (1)	(1,000)	(2,000)
Adjusted Hotel EBITDA	$462,223	$483,423
AHEBITDA from acquisitions prior to ownership (2)	14,603	14,603
AHEBITDA from non-hotel property (3)	574	574
Comparable Hotels Adjusted Hotel EBITDA	$477,400	$498,600

(1)
Represents Adjusted EBITDAre from one non-hotel property for the second half of 2023.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.
(3)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York for the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Page | 16

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

September 30, 2023

	October 1 -
	December 31,							Fair Market
	2023	2024	2025	2026	2027	Thereafter	Total	Value
Total debt:
Maturities	$2,245	$113,597	$295,140	$74,649	$278,602	$616,014	$1,380,247	$1,316,664
Average interest rates (1)	4.3%	4.7%	5.0%	5.3%	5.3%	5.0%

Variable-rate debt:
Maturities	$-	$85,000	$225,000	$-	$275,000	$385,000	$970,000	$967,526
Average interest rates (1)	4.5%	4.9%	5.5%	5.8%	5.9%	5.6%

Fixed-rate debt:
Maturities	$2,245	$28,597	$70,140	$74,649	$3,602	$231,014	$410,247	$349,138
Average interest rates	4.1%	4.1%	4.0%	4.0%	4.1%	4.1%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023
Top 20 Markets
San Diego, CA	7	81.5%	83.7%	(2.6%)	$209.81	$202.53	3.6%	$171.05	$169.60	0.9%	6.7%
Portland, ME	3	93.4%	92.2%	1.3%	$310.50	$306.72	1.2%	$289.95	$282.70	2.6%	6.6%
Los Angeles, CA	8	88.4%	86.0%	2.8%	$192.58	$189.86	1.4%	$170.21	$163.34	4.2%	5.6%
Chicago, IL	7	76.4%	72.3%	5.7%	$146.84	$145.11	1.2%	$112.18	$104.87	7.0%	4.1%
Seattle, WA	3	88.8%	86.1%	3.1%	$233.41	$227.93	2.4%	$207.23	$196.17	5.6%	3.9%
Orange County, CA	6	84.0%	81.9%	2.6%	$175.13	$180.37	(2.9%)	$147.15	$147.64	(0.3%)	3.9%
Norfolk/Virginia Beach, VA	4	85.3%	85.9%	(0.7%)	$230.22	$234.72	(1.9%)	$196.28	$201.54	(2.6%)	3.5%
Alaska	2	93.2%	96.7%	(3.6%)	$302.93	$281.70	7.5%	$282.23	$272.32	3.6%	3.3%
Nashville, TN	5	86.9%	80.1%	8.5%	$154.30	$163.16	(5.4%)	$134.06	$130.66	2.6%	2.9%
North Carolina East	4	82.3%	76.1%	8.1%	$179.48	$179.74	(0.1%)	$147.77	$136.77	8.0%	2.6%
Fort Worth/Arlington, TX	6	76.9%	76.5%	0.5%	$151.38	$147.60	2.6%	$116.44	$112.89	3.1%	2.3%
Phoenix, AZ	10	69.1%	64.0%	8.0%	$114.42	$111.09	3.0%	$79.05	$71.05	11.3%	1.9%
Denver, CO	3	79.6%	82.2%	(3.2%)	$182.89	$172.07	6.3%	$145.63	$141.44	3.0%	1.9%
Richmond/Petersburg, VA	3	68.2%	65.7%	3.8%	$178.64	$176.86	1.0%	$121.81	$116.28	4.8%	1.8%
Melbourne, FL	3	78.5%	84.4%	(7.0%)	$181.66	$174.58	4.1%	$142.61	$147.36	(3.2%)	1.8%
Omaha, NE	4	69.0%	71.0%	(2.8%)	$137.07	$132.60	3.4%	$94.54	$94.18	0.4%	1.6%
Washington, DC	4	76.5%	71.0%	7.7%	$143.02	$138.78	3.1%	$109.41	$98.55	11.0%	1.5%
Indiana North	3	77.0%	73.5%	4.8%	$167.10	$157.72	5.9%	$128.65	$115.86	11.0%	1.5%
Alabama North	4	81.3%	85.4%	(4.8%)	$147.95	$130.58	13.3%	$120.26	$111.49	7.9%	1.5%
Pittsburgh, PA	2	75.5%	73.9%	2.2%	$183.52	$188.14	(2.5%)	$138.52	$139.09	(0.4%)	1.4%
Top 20 Markets	91	79.8%	78.1%	2.2%	$180.60	$178.07	1.4%	$144.07	$139.00	3.6%	60.3%

All Other Markets	129	74.9%	73.7%	1.6%	$140.58	$139.70	0.6%	$105.35	$102.97	2.3%	39.7%

Total Portfolio	220	77.1%	75.7%	1.8%	$159.36	$157.65	1.1%	$122.91	$119.31	3.0%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Nine Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
Top 20 Markets
San Diego, CA	7	78.2%	77.1%	1.4%	$192.65	$180.10	7.0%	$150.71	$138.83	8.6%	5.8%
Phoenix, AZ	10	78.7%	72.1%	9.2%	$162.61	$142.64	14.0%	$127.95	$102.78	24.5%	5.8%
Los Angeles, CA	8	85.1%	84.7%	0.5%	$187.80	$181.11	3.7%	$159.86	$153.45	4.2%	5.4%
Orange County, CA	6	79.6%	77.1%	3.2%	$170.31	$164.74	3.4%	$135.59	$127.07	6.7%	3.7%
Portland, ME	3	76.2%	72.5%	5.1%	$231.78	$236.07	(1.8%)	$176.51	$171.04	3.2%	3.5%
Nashville, TN	5	82.1%	79.8%	2.9%	$163.43	$164.40	(0.6%)	$134.18	$131.21	2.3%	3.0%
Seattle, WA	3	81.8%	78.6%	4.1%	$201.65	$191.68	5.2%	$164.93	$150.73	9.4%	3.0%
Fort Worth/Arlington, TX	6	80.4%	79.2%	1.5%	$157.22	$147.19	6.8%	$126.42	$116.60	8.4%	2.9%
Chicago, IL	7	68.3%	63.9%	6.9%	$139.73	$133.19	4.9%	$95.48	$85.07	12.2%	2.6%
Alaska	2	85.2%	89.9%	(5.2%)	$261.87	$230.57	13.6%	$222.99	$207.28	7.6%	2.5%
Norfolk/Virginia Beach, VA	4	78.6%	79.1%	(0.6%)	$185.24	$183.81	0.8%	$145.67	$145.32	0.2%	2.3%
Richmond/Petersburg, VA	3	69.5%	65.7%	5.8%	$183.15	$176.70	3.7%	$127.22	$116.13	9.5%	2.3%
Melbourne, FL	3	84.1%	84.6%	(0.6%)	$193.27	$173.49	11.4%	$162.50	$146.74	10.7%	2.3%
Omaha, NE	4	70.3%	65.3%	7.7%	$156.97	$145.68	7.7%	$110.43	$95.19	16.0%	2.2%
North Carolina East	4	78.2%	73.8%	6.0%	$158.12	$157.85	0.2%	$123.66	$116.45	6.2%	2.0%
Washington, DC	4	76.0%	71.9%	5.7%	$146.35	$132.46	10.5%	$111.20	$95.30	16.7%	1.7%
Miami, FL	3	88.3%	81.9%	7.8%	$160.72	$154.31	4.2%	$141.93	$126.45	12.2%	1.7%
Austin, TX	7	73.6%	72.8%	1.1%	$124.30	$124.49	(0.2%)	$91.48	$90.68	0.9%	1.5%
Oklahoma City, OK	4	75.4%	66.2%	13.9%	$137.19	$139.72	(1.8%)	$103.50	$92.45	12.0%	1.5%
Alabama North	4	83.1%	82.3%	1.0%	$144.16	$127.88	12.7%	$119.84	$105.20	13.9%	1.5%
Top 20 Markets	97	77.9%	74.9%	4.0%	$169.88	$161.77	5.0%	$132.29	$121.15	9.2%	57.2%

All Other Markets	123	73.8%	72.2%	2.2%	$145.62	$138.79	4.9%	$107.47	$100.23	7.2%	42.8%

Total Portfolio	220	75.8%	73.5%	3.1%	$157.54	$149.98	5.0%	$119.34	$110.23	8.3%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023
STR Region
East North Central	16	75.7%	73.0%	3.7%	$156.35	$151.74	3.0%	$118.35	$110.78	6.8%	8.6%
East South Central	27	79.2%	76.6%	3.4%	$147.50	$145.31	1.5%	$116.82	$111.35	4.9%	10.3%
Middle Atlantic	12	78.8%	77.9%	1.2%	$163.16	$161.45	1.1%	$128.53	$125.72	2.2%	5.9%
Mountain	21	75.2%	72.1%	4.3%	$135.89	$131.83	3.1%	$102.17	$95.01	7.5%	7.2%
New England	6	87.9%	88.5%	(0.7%)	$259.91	$252.50	2.9%	$228.49	$223.53	2.2%	7.8%
Pacific	32	84.7%	84.1%	0.7%	$202.25	$200.22	1.0%	$171.32	$168.32	1.8%	26.0%
South Atlantic	53	76.0%	74.7%	1.7%	$151.08	$152.31	(0.8%)	$114.86	$113.85	0.9%	19.8%
West North Central	17	72.0%	72.6%	(0.8%)	$142.08	$138.25	2.8%	$102.37	$100.30	2.1%	5.6%
West South Central	36	71.4%	69.8%	2.3%	$129.33	$127.69	1.3%	$92.41	$89.18	3.6%	8.8%

Total Portfolio	220	77.1%	75.7%	1.8%	$159.36	$157.65	1.1%	$122.91	$119.31	3.0%	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Nine Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
STR Region
East North Central	16	67.6%	64.6%	4.6%	$145.98	$137.49	6.2%	$98.67	$88.81	11.1%	5.8%
East South Central	27	78.2%	75.9%	3.0%	$149.01	$144.07	3.4%	$116.56	$109.32	6.6%	10.6%
Middle Atlantic	12	74.1%	71.6%	3.5%	$154.55	$148.93	3.8%	$114.58	$106.58	7.5%	5.1%
Mountain	21	78.4%	74.4%	5.4%	$155.47	$140.08	11.0%	$121.86	$104.28	16.9%	10.8%
New England	6	73.6%	73.3%	0.4%	$206.35	$199.89	3.2%	$151.84	$146.42	3.7%	4.4%
Pacific	32	80.5%	79.4%	1.4%	$189.44	$180.60	4.9%	$152.49	$143.49	6.3%	23.2%
South Atlantic	53	77.2%	75.3%	2.5%	$155.66	$149.23	4.3%	$120.16	$112.37	6.9%	23.1%
West North Central	17	69.8%	68.1%	2.5%	$144.71	$135.35	6.9%	$101.00	$92.13	9.6%	5.6%
West South Central	36	73.6%	70.5%	4.4%	$134.72	$129.60	4.0%	$99.13	$91.43	8.4%	11.4%

Total Portfolio	220	75.8%	73.5%	3.1%	$157.54	$149.98	5.0%	$119.34	$110.23	8.3%	100.0%

Note: Region categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023
Upscale
AC Hotels	3	84.0%	86.7%	(3.1%)	$270.09	$253.02	6.7%	$226.95	$219.33	3.5%	4.7%
Aloft	1	90.9%	89.2%	1.9%	$269.79	$280.99	(4.0%)	$245.36	$250.55	(2.1%)	1.5%
Courtyard	34	75.5%	73.3%	3.0%	$171.58	$169.42	1.3%	$129.60	$124.13	4.4%	19.2%
Hilton Garden Inn	40	74.5%	74.6%	(0.1%)	$152.06	$151.46	0.4%	$113.25	$113.02	0.2%	17.3%
Homewood Suites	30	82.4%	80.3%	2.6%	$147.37	$143.93	2.4%	$121.49	$115.60	5.1%	9.9%
Hyatt House	1	68.7%	62.2%	10.5%	$124.55	$116.29	7.1%	$85.58	$72.32	18.3%	0.2%
Hyatt Place	3	73.4%	71.3%	2.9%	$128.12	$124.69	2.8%	$94.00	$88.95	5.7%	0.7%
Residence Inn	29	83.4%	81.4%	2.5%	$174.53	$170.71	2.2%	$145.58	$138.99	4.7%	16.7%
SpringHill Suites	9	74.5%	68.4%	8.9%	$142.55	$137.86	3.4%	$106.20	$94.33	12.6%	3.3%
Upscale Total	150	78.0%	76.4%	2.1%	$163.05	$160.46	1.6%	$127.22	$122.55	3.8%	73.5%

Upper Midscale
Fairfield	10	71.4%	68.7%	3.9%	$130.96	$128.85	1.6%	$93.50	$88.54	5.6%	2.6%
Hampton	37	75.0%	73.7%	1.8%	$151.19	$153.50	(1.5%)	$113.36	$113.05	0.3%	13.8%
Home2 Suites	10	86.6%	83.9%	3.2%	$156.83	$161.18	(2.7%)	$135.77	$135.16	0.5%	4.8%
TownePlace Suites	9	74.0%	78.7%	(6.0%)	$119.69	$119.09	0.5%	$88.52	$93.75	(5.6%)	2.1%
Upper Midscale Total	66	75.9%	74.9%	1.3%	$145.82	$147.28	(1.0%)	$110.75	$110.34	0.4%	23.3%

Upper Upscale
Embassy Suites	2	86.3%	91.1%	(5.3%)	$260.74	$234.97	11.0%	$225.03	$214.09	5.1%	2.4%
Marriott	2	59.7%	55.7%	7.2%	$159.88	$155.81	2.6%	$95.39	$86.82	9.9%	0.8%
Upper Upscale Total	4	68.7%	67.7%	1.5%	$202.72	$191.82	5.7%	$139.20	$129.83	7.2%	3.2%

Total Portfolio	220	77.1%	75.7%	1.8%	$159.36	$157.65	1.1%	$122.91	$119.31	3.0%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Nine Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
Upscale
AC Hotels	3	76.0%	72.9%	4.3%	$220.55	$210.49	4.8%	$167.70	$153.51	9.2%	3.2%
Aloft	1	72.5%	64.8%	11.9%	$203.63	$226.92	(10.3%)	$147.63	$146.94	0.5%	0.7%
Courtyard	34	73.7%	70.8%	4.1%	$164.40	$156.80	4.8%	$121.18	$110.97	9.2%	18.4%
Hilton Garden Inn	40	73.0%	70.7%	3.3%	$152.45	$146.39	4.1%	$111.36	$103.46	7.6%	17.3%
Homewood Suites	30	82.2%	81.3%	1.1%	$151.15	$143.02	5.7%	$124.22	$116.30	6.8%	11.6%
Hyatt House	1	77.3%	71.0%	8.9%	$172.20	$141.56	21.6%	$133.09	$100.48	32.5%	0.5%
Hyatt Place	3	77.8%	73.1%	6.4%	$149.16	$139.64	6.8%	$116.05	$102.06	13.7%	1.2%
Residence Inn	29	79.0%	79.4%	(0.5%)	$165.96	$157.14	5.6%	$131.08	$124.82	5.0%	14.7%
SpringHill Suites	9	74.9%	69.4%	7.9%	$144.56	$134.53	7.5%	$108.23	$93.37	15.9%	3.4%
Upscale Total	150	76.2%	74.1%	2.8%	$159.09	$151.43	5.1%	$121.16	$112.20	8.0%	71.0%

Upper Midscale
Fairfield	10	71.2%	67.9%	4.9%	$132.08	$126.45	4.5%	$94.05	$85.83	9.6%	2.7%
Hampton	37	73.8%	70.6%	4.5%	$155.99	$149.55	4.3%	$115.14	$105.56	9.1%	15.1%
Home2 Suites	10	85.4%	82.5%	3.5%	$161.08	$153.20	5.1%	$137.49	$126.37	8.8%	5.1%
TownePlace Suites	9	77.6%	80.0%	(3.0%)	$123.60	$118.87	4.0%	$95.91	$95.10	0.9%	2.6%
Upper Midscale Total	66	75.5%	72.9%	3.6%	$149.71	$143.16	4.6%	$112.97	$104.37	8.2%	25.5%

Upper Upscale
Embassy Suites	2	85.3%	88.6%	(3.7%)	$239.60	$212.04	13.0%	$204.32	$187.89	8.7%	2.1%
Marriott	2	61.8%	54.6%	13.2%	$166.29	$157.14	5.8%	$102.75	$85.84	19.7%	1.4%
Upper Upscale Total	4	69.7%	66.1%	5.4%	$196.59	$182.00	8.0%	$137.08	$120.33	13.9%	3.5%

Total Portfolio	220	75.8%	73.5%	3.1%	$157.54	$149.98	5.0%	$119.34	$110.23	8.3%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023
STR Location
Airport	18	79.8%	77.0%	3.6%	$134.73	$133.98	0.6%	$107.50	$103.10	4.3%	5.5%
Interstate	4	72.6%	72.8%	(0.3%)	$122.26	$117.28	4.2%	$88.73	$85.42	3.9%	1.1%
Resort	11	72.2%	72.7%	(0.7%)	$176.03	$180.21	(2.3%)	$127.08	$130.94	(2.9%)	5.7%
Small Metro/Town	11	77.4%	74.3%	4.2%	$127.60	$121.21	5.3%	$98.78	$90.02	9.7%	3.4%
Suburban	125	77.6%	76.3%	1.7%	$153.81	$150.99	1.9%	$119.40	$115.18	3.7%	49.2%
Urban	51	76.6%	75.1%	2.0%	$182.19	$181.96	0.1%	$139.48	$136.66	2.1%	35.1%

Total Portfolio	220	77.1%	75.7%	1.8%	$159.36	$157.65	1.1%	$122.91	$119.31	3.0%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Nine Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
STR Location
Airport	18	80.7%	78.2%	3.2%	$144.86	$135.04	7.3%	$116.88	$105.59	10.7%	7.0%
Interstate	4	70.7%	68.2%	3.7%	$119.87	$116.05	3.3%	$84.79	$79.20	7.1%	1.0%
Resort	11	75.7%	73.8%	2.6%	$175.85	$171.85	2.3%	$133.19	$126.81	5.0%	6.4%
Small Metro/Town	11	79.5%	76.4%	4.1%	$141.17	$125.88	12.1%	$112.24	$96.16	16.7%	4.5%
Suburban	125	75.7%	74.2%	2.0%	$150.64	$143.16	5.2%	$114.09	$106.29	7.3%	48.1%
Urban	51	74.0%	70.4%	5.1%	$176.76	$170.64	3.6%	$130.80	$120.16	8.9%	33.0%

Total Portfolio	220	75.8%	73.5%	3.1%	$157.54	$149.98	5.0%	$119.34	$110.23	8.3%	100.0%

Note: Location categorization based on STR designation.

Page | 23